UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Premier Exhibitions, Inc.
 (Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, the Board of Directors of Premier Exhibitions, Inc. (the “Company”) appointed Kris Hart, 44, as Vice President and Chief Marketing Officer of the Company. Ms. Hart was formerly Vice President, Brand Managament for Harrah’s Entertainment in Las Vegas, Nevada from 2004 through 2009. Prior to that she served as Group Lead, Innovation for The Coca-Cola Company from 2002 through 2003. Ms. Hart received a Bachelor of Arts degree from Auburn University and a Masters of Business Administration from Vanderbilt University.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Ms. Hart and any director or executive officer of the Company, (2) there was no arrangement or understanding between Ms. Hart and any other person pursuant to which she was elected to his position with the Company, and (3) there is no transaction between Ms. Hart and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On May 13, 2010, the Company and Ms. Hart entered into an Employment Agreement. The agreement provides for Ms. Hart’s employment until May 13, 2011, as Vice President and Chief Marketing Officer of the Company. The term of the agreement will automatically extend for successive one year terms unless either party terminates the agreement by notifying the other party in writing at least 45 days prior to the end of the applicable renewal term.

Pursuant to the agreement, the Company will pay Ms. Hart a salary of $225,000 per year. Ms. Hart is also eligible for a cash bonus. In addition, Ms. Hart will receive a grant of 75,000 Restricted Shares under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest in three equal parts on May 13, 2011, May 13, 2012 and May 13, 2013.

In addition, on May 13, 2010, the Company and Robert Brandon, General Counsel and Vice President Business Affairs, entered into an Amendment to an Employment Agreement dated June 9, 2008, due to Mr. Brandon’s appointment to his current position in October 2009. The amendment increases Mr. Brandon’s salary to $240,000 per year. In addition, Mr. Brandon will receive a grant of 60,000 additional Restricted Shares under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest in three equal parts on October 23, 2010, October 23, 2011 and October 23, 2012.

This summary does not purport to be complete and is qualified by reference to the full text of the agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated May 13, 2010, by and between the Company and Kris Hart

10.2	Amendment to Employment Agreement, dated May 13, 2010, by and between the Company and Robert Brandon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By: /s/ Christopher J. Davino
Christopher J. Davino
Chief Executive Officer

Date: May 13, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated May 13, 2010, by and between the Company and Kris Hart

10.2	Amendment to Employment Agreement, dated May 13, 2010, by and between the Company and Robert Brandon